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                                                                  Exhibit 99.11



                                April 24, 1997


  Board of Directors
  The American Life Insurance Company
   of New York
  320 Park Avenue
  New York, New York  10022

  Gentlemen:


     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 4 to the registration statement on Form S-6 of The American Separate Account No. 4 and The American Life Insurance Company of New York, File No. 33-75280, to be filed with the Securities and Exchange Commission.


                                    Very truly yours,



                                    Jones & Blouch LLP